UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 4, 2010 (August 1, 2010)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________
Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of 12:01 A.M. on August 1, 2010, Vanguard Health Systems, Inc. (the “Company”), through its subsidiaries VHS Acquisition Subsidiary Number 4, Inc., VHS Westlake Hospital, Inc., VHS West Suburban Medical Center, Inc., Midwest Pharmacies, Inc. and MacNeal Physicians Group, Inc. (collectively, the “Buyer”), acquired substantially all of the assets used in the operations of Westlake Hospital in Melrose Park, Illinois and West Suburban Medical Center in Oak Park, Illinois, (collectively, the “Hospitals”) from the following not-for-profit affiliates of Resurrection Health Care of Chicago, Illinois: West Suburban Medical Center, Westlake Community Hospital, Resurrection Services and Resurrection Ambulatory Services (collectively, the “Seller”). The purchase price for the acquired assets was approximately $45.4 million, which included approximately $5.4 million related to net working capital amounts in excess of $15.0 million. The purchase price was paid by Buyer all in cash, and will be adjusted (as to net working capital amounts paid) once the July 31, 2010 balance sheets for the Hospitals become available. The Hospitals reported unaudited revenues of approximately $282 million for the year ended June 30, 2009.

Pursuant to the terms of the Asset Purchase Agreement, dated as of March 17, 2010, as amended by the First Amendment to Asset Purchase Agreement, dated as of July 31, 2010, among Seller and Buyer (collectively, the “Purchase Agreement”), Buyer acquired substantially all of the assets of the Hospitals.  These assets included the two general acute care hospital facilities with 459 licensed beds, the real property on which each facility is located, their respective current assets (except cash and certain prepaid expenses and certain other receivables) and outpatient facilities and other healthcare assets related to each such hospital, such as outpatient facilities located in River Forest, Illinois and three physician clinics located in Oak Park and Melrose Park, Illinois.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

The financial statements of the acquired Hospitals required by this Item 9.01(a)  will be filed by amendment to this Form 8-K within 71 calendar days after August 5, 2010, the date by which this report was required to be filed.

	(b)	Pro forma financial information.

The  pro forma financial information of the acquired Hospitals required by this Item 9.01(b) will also be filed by amendment to this Form 8-K within 71 calendar days after August 5, 2010, the date by which this report was required to be filed.

	(c)	Exhibits.
The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   August 4, 2010                                   VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1

Asset Purchase Agreement, dated as of March 17, 2010, among West Suburban Medical Center, Westlake Community Hospital, Resurrection Services, Resurrection Ambulatory Services, VHS Westlake Hospital, Inc., and VHS West Suburban Medical Center, Inc.

99.2

First Amendment to Asset Purchase Agreement dated as of July 31, 2010,  among West Suburban Medical Center, Westlake Community Hospital, Resurrection Services, Resurrection Ambulatory Services, VHS Westlake Hospital, Inc., VHS West Suburban Medical Center, Inc., VHS Acquisition Subsidiary Number 4, Inc., Midwest Pharmacies, Inc. and MacNeal Physicians Group, LLC